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                                                               Exhibit 99 B (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS+

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 17, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders and Board of Trustees of the SEI Institutional Managed Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 25, 2001